UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2010

NILE THERAPEUTICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400
San Mateo, California 94402
(Address of Principal Executive Offices)

(650) 458-2670
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Nile Therapeutics, Inc. (the “Company”) awarded to Daron Evans, the Company’s Chief Financial Officer, a 10-year option to purchase 200,000 shares of the Company’s common stock at an exercise price equal to $0.301 per share. The stock option award was made pursuant to the Company’s Amended and Restated 2005 Stock Option Plan (the “Plan”) and will vest in twelve equal quarterly installments over three years with the first installment vesting on September 30, 2010.  The Committee also awarded to Hsiao Lieu, M.D., the Company’s Vice President, Clinical Research, a 10-year option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to $0.301 per share.  Dr. Lieu’s stock option award was also made pursuant to the Plan and will vest in four equal quarterly installments over one year with the first installment vesting on September 30, 2010.  The stock option awards are evidenced by stock option agreements between the Company and each of Mr. Evans and Dr. Lieu in the standard form of agreement for use under the Plan, a copy of which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on September 21, 2007.

Also on July 8, 2010, the Committee authorized an increase in Mr. Evans’s annual base salary from $200,000 to $250,000 effective as of July 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: July 14, 2010	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer